Exhibit 10.2

Phantom Stock Unit

(Time-Based)

Granted by

PEAPACK-GLADSTONE FINANCIAL CORPORATION

under the

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2024 PHANTOM STOCK PLAN

This phantom stock unit award agreement (“Agreement”) is and shall be subject in every respect to the provisions of the Peapack-Gladstone Financial Corporation 2024 Phantom Stock Plan (the “Plan”) of Peapack-Gladstone Financial Corporation (the “Company”). The individual recipient of this Agreement (the “Participant”) hereby accepts the award (“Award”) of phantom stock units (“Phantom Stock Units”) made hereunder, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of the Company (“Board”) shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan has been provided to the Participant. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1.
Name of Participant:

2.
Grant Date:

3.
Total number of Phantom Stock Units subject to this Award:

4.
Vesting Date(s) of Phantom Stock Units: ________________________

5.
Vesting Acceleration. Except as otherwise provided in this Agreement, vesting will automatically accelerate pursuant to Section 4.1 of the Plan (in connection with a Change in Control (as defined in Section 4.2 of the Plan)) or Section 2.5 of the Plan (in the event of Retirement (as defined in 9.1(s) of the Plan), Disability (as defined in Section 9.1(k) of the Plan), or death).

6. Settlement of Awards. Phantom Stock Units that have vested shall be settled by a payment of the cash value of the Award, which will be equal to the value of a Phantom Stock Unit on the Determination Date (as defined in Section 9.1(i) of the Plan). The cash payment shall be made within seventy-five (75) days following the “Vesting Date” (as determined under paragraph 4 above).

7. Change in Control.

In the event of a Change in Control (as defined in Section 4.2 of the Plan), all Phantom Stock Units held by the Participant will vest in accordance with Section 4.1 of the Plan. The cash value of the Phantom Stock Units will be paid to the Participant within seventy-five (75) days of vesting.

8. Effect of Certain Corporate Transactions. In the event the Company adopts a plan that contemplates any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Company common stock or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock (as defined in Section 3.2 of the Plan) without consideration, or similar corporate transaction or event, then the Committee may, in its sole discretion, adjust the terms and conditions of this Agreement (including the value and number of Phantom Stock Units awarded) as appropriate in accordance with Section 3.2 of the Plan.

9. Termination of Phantom Stock Unit and Accelerated Vesting. This Phantom Stock Unit shall vest upon the Vesting Date unless vested or terminated earlier under Section 7 (in connection with a Change in Control) or due to any of the following:

9.1 Death. This Phantom Stock Unit shall vest in full in the event of the Participant’s Separation from Service (as defined in 9.1(v) of the Plan) by reason of the Participant’s death. Payment of the cash value of the Phantom Stock Units will be made no later than seventy-five (75) days after the Participant’s Separation from Service.

9.2 Disability. This Phantom Stock Unit shall vest in full in the event of the Participant’s Separation from Service by reason of Disability. Payment of the cash value of the Phantom Stock Units will be made no later than seventy-five (75) days after the Participant’s Separation from Service.

9.3 Retirement. This Phantom Stock Unit shall vest in full in the event of the Participant’s Separation from Service by reason of Retirement. Payment of the cash value of the Phantom Stock Units will be made no later than seventy-five (75) days after the Participant’s Separation from Service.

9.4 Termination for Cause. If the Participant’s Service has been terminated for Cause (as defined in Section 9.1(d) of the Plan), this Phantom Stock Unit shall immediately terminate and be of no further force and effect. The Board shall have sole authority and discretion to determine whether the Participant’s employment has been terminated for Cause.

9.5 Other Termination. If the Participant’s Service terminates voluntarily or for any reason other than Retirement, death, Disability, involuntary termination without Cause, or resignation for Good Reason (as defined in Section 9.1(n) of the Plan) within two years following a Change in Control, this Phantom Stock Unit shall immediately terminate and be of no further force and effect.

10. Miscellaneous.

10.1 No Phantom Stock Unit shall confer upon the Participant any rights as a shareholder of the Company.

10.2 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant except to the extent amendment or modification is necessary to comply with applicable law; provided, that such amendment or modification does not impair, decrease, or harm the Participant’s benefits or rights provided hereunder.

10.3 Except as otherwise provided by the Committee, Phantom Stock Units under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

10.4 This Award shall be administered in accordance with the laws of the State of New Jersey.

10.5 The granting of this Phantom Stock Unit does not confer upon the Participant any right to be retained in the employ or service of the Company or any subsidiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Phantom Stock Unit set forth above.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:

Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Phantom Stock Unit and agrees to the terms and conditions hereof, including the terms and provisions of the Peapack-Gladstone Financial Corporation 2024 Phantom Stock Plan. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT